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                                                             EXHIBIT NO. 99.1(c)

                    MASSACHUSETTS INVESTORS GROWTH STOCK FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

              REDESIGNATION OF CLASS R1 SHARES AND CLASS R2 SHARES

     Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of Massachusetts Investors Growth Stock Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R1 and Class R2 shares of the Trust (as defined in the Declaration), as follows:

     The class of shares previously designated as "Class R1 Shares" shall be redesignated as "Class R Shares," and the class of shares previously designated as "Class R2 Shares" shall be redesignated as "Class R3 Shares".

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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of April, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN                        ROBERT J. MANNING
-------------------------------------   ----------------------------------------
Lawrence H. Cohn                        Robert J. Manning
45 Singletree Road                      13 Rockyledge Road
Chestnut Hill MA 02467                  Swampscott MA 01907


DAVID H. GUNNING                        LAWRENCE T. PERERA
-------------------------------------   ----------------------------------------
David H. Gunning                        Lawrence T. Perera
2571 N. Park Blvd.                      18 Marlborough Street
Cleveland Heights OH 44106              Boston MA 02116


WILLIAM R. GUTOW                        ROBERT C. POZEN
-------------------------------------   ----------------------------------------
William R. Gutow                        Robert C. Pozen
3 Rue Dulac                             9 Arlington Street
Dallas TX 75230                         Boston MA 02116


MICHAEL HEGARTY                         J. DALE SHERRATT
-------------------------------------   ----------------------------------------
Michael Hegarty                         J. Dale Sherratt
177 Old Briarcliff Road                 86 Farm Road
Briarcliff Manor NY 10510               Sherborn MA 01770


J. ATWOOD IVES                          LAURIE THOMSEN
-------------------------------------   ----------------------------------------
J. Atwood Ives                          Laurie Thomsen
17 West Cedar Street                    235 Nashawtuc Road
Boston MA 02108                         Concord MA 01742


AMY B. LANE
-------------------------------------
Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL 33455

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